FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 23, 2009
Ideation Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33800	77-0688094

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Market Street, Suite 1300, Wilmington, Delaware	19801

(Address of Principal Executive Offices)	(Zip Code)
(310) 694-8150

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
As of October 23, 2009, The Frost Group, LLC, through itself and its affiliates, owns 877,900 shares of common stock issued in Ideation Acquisition Corp.’s (“Ideation”) initial public offering (“IPO”) consisting of (i) 250,000 shares of common stock acquired as part of 250,000 units purchased in Ideation’s IPO, (ii) 206,800 shares of common stock purchased between the date of the IPO and March 31, 2009, and (iii) 421,100 shares of common stock purchased between April 1, 2009 and October 23, 2009 pursuant to the “sponsor purchase commitment amount,” as defined in the definitive Proxy Statement/Prospectus filed by Ideation and ID Arizona Corp. on October 5, 2009. In addition, The Frost Group, LLC, through itself and its affiliates, holds warrants to acquire 1,291,200 shares of common stock of Ideation (including 250,000 warrants acquired as part of 250,000 units purchased in the IPO).
Additional Information
In connection with the proposed transaction, Ideation and ID Arizona Corp. filed Amendment No. 4 to Form S-4 containing a proxy statement/prospectus in conjunction with the transaction with the SEC on September 30, 2009. A definitive Proxy Statement/Prospectus was mailed to Ideation stockholders on October 5, 2009. INVESTORS AND SECURITY HOLDERS OF IDEATION ARE URGED TO READ A DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Proxy Statement/Prospectus and other documents filed with the SEC by Ideation through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained by directing a request to Ideation, 1105 N. Market Street, Suite 1300, Wilmington, Delaware 19801.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2009	IDEATION ACQUISITION CORP.
/s/ Robert N. Fried
Robert N. Fried
President and Chief Executive Officer

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